Exhibit 10.29
SECURED CONVERTIBLE PROMISSORY NOTE

Up to $1,000,000	Young County, Texas
November 28, 2012

FOR VALUE RECEIVED, the undersigned, Location Based Technologies, Inc., a Nevada corporation  (referred to herein as the “Borrower” or “Company”), hereby unconditionally promises to pay to the order of Bridge Loans, LLC, its endorsees, successors and assigns (the “Holder” or “Lender”), in lawful money of the United States, at 455 Elm St., Suite 100, Graham, Young County, Texas 76450 or such other address as the Lender may from time to time designate, the principal sum of up to $1,000,000.

1.      Terms of Repayment and Conversion.

a.           Upon the execution and delivery of this Note, the Holder shall disburse to the Borrower the sum of up to $1,000,000; the amount actually received by the Borrower shall be the principal amount. All amounts outstanding under this Note shall mature and become due and payable on Monday, April 29th, 2013 (the "Maturity Date"), subject to any prior payment required by this Note.  At the Maturity Date, or during the Term, the Lender shall have the right, but not the obligation, to convert this Note into shares of the Company’s common stock at a price of $0.20 per share (the “Conversion Price”).

b.           The Holder may from time to time effect conversions of all or a portion of the outstanding principal amount and accrued interest of this Note by delivering written notice to the Company specifying therein the principal amount of this Note to be converted. Such conversions shall be effected within ten (10) days of receipt by the Company of the notice of exercise conversion.  The number of shares issuable upon a conversion hereunder shall be equal to the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price. The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events.  The shares issued upon conversion shall be duly and validly issued, fully paid and non-assessable and, following the applicable Rule 144 holding period and compliance by the Holder with any reasonable requirements of the Company’s transfer agent to eliminate restrictions on transfer under the Securities Act of 1933, as amended, freely tradable.  The Holder shall receive the stock certificate(s) within five (5) business days following the date of conversion.

2.      Interest Rate.  This Note shall accrue interest on the principal from the date of this Note at a rate of Eight Percent (8%) per annum (the “Interest Rate”).  All payments and conversions hereunder are to be applied first to the payment or satisfaction of accrued interest, and the remaining balance to the payment or satisfaction of principal. In the event of default, interest shall stop accruing when Lender takes possession of the Collateral.

3.      Events of Default.  If any of the events of default specified in this Section shall occur, Holder may, so long as such condition continues, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company, and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

a.             Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

b.             Failure to issue shares of common stock of the Company within 10 days after the Company’s receipt of  a valid notice of conversion; or

c.             The Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking:  (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

d.             Any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 3.(c) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days.

4.      Successors and Assigns: Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder.

5.      Governing Law.  This agreement is entered into in Young County, Texas, and shall be construed in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed in Texas.  Further, the parties agree that venue shall rest solely and exclusively in Young County, Texas, and any challenge or objection thereto is hereby waived.

6.       Security Interest.   This Note is secured by a security interest granted to the Lender pursuant to a Security Agreement, as delivered by Borrower to Lender.  The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled hereunder or under any of the other documents executed in connection herewith or and any other agreement to which the Borrower and Lender are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law.  Immediately, upon satisfaction of this Note (either by repayment or conversion), the security interest granted to the Lender pursuant to the Security Agreement shall be released unconditionally, fully and completely.

7.      License. If Lender takes possession of the Collateral, the Company (as well as its subsidiaries and Affiliates), shall immediately receive a fully paid-up, perpetual, worldwide, irrevocable, non-exclusive, transferable right and royalty-free license to use the Collateral for any purpose, including, but not limited to, in connection with any product, service, or systems provided or developed by or for the Company, either now existing or later developed. Such license shall be deemed to extend to and include an immunity from suit against all past, present and future customers, suppliers, sublicensees, resellers (whether or not the reseller uses a Company product brand name, packaging, logo, form factor, color scheme, etc.), destributors, consultants and users of any product, service, or system provided by or for the Company. The Lender shall not enter into any agreement or take any action which would interfere with the release, covenants not to sue and license grants set forth in this Note.

The Lender hereby releases, forever discharges, and covenants not to sue the Company from any and all claims, actions, causes of action, suits, damages, injuries, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments, trespasses, and demands, whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected to exist, now existing or later acquired, which were made or could have been made or may be made in the future by the Lender relating to the licensing of the Collateral.  This release is not intended and shall not be construed to affect Lender’s claims (including claims for patent infringement) against any other current or future alleged infringer of the Collateral, nor shall this limit Lender’s right to foreclose on the Collateral in the event of default.

The releases and license set forth above are assignable and transferable by the Company in the case of a merger or sale of all or substantially all of its assets or stock, in the case of an acquisition of the Company or to a subsidiary or a present or future Affiliate of the Company. For purposes of this Note, the term “Affiliate” means any person, firm or entity controlling, controlled by or under common control with the Company.

This license shall be binding upon the Lender, its successors, principals and assigns as well as any future successor owner of the Collateral.

8.      Notices.  For the purpose of this Note, notices and all other communications provided for in this Note shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Company then at its principal place of business, or if addressed to the Holder, then the last known address on file with the Company.

If to the Company:             Location Based Technologies, Inc.
49 Discovery, Ste 260
Irivne, CA 92618
Facsimile Number:  (714) 200-0287
E-mail:  Gregory.harrison@pocketfinder.com

If to Lender:                          Bridge Loans, LLC
P. O. Box 930
Graham, TX 76450
Attn: Alfred G. Allen, III
Facsimile Number: (940) 549-5691
E-Mail: aga@turnerandallen.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties

9.        Heading; References.  The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Note.

10.      Representations and Warranties. Each Party has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Note and otherwise to carry out its obligations hereunder.

11.      Counterparts.   This Agreement may be executed in counterparts by the Company and the Lender, both of which taken together shall be deemed one original, binding on both parties, notwithstanding that all parties are not signatories to the original or the same counterpart.

12.      Entire Agreement.  This Note and the Loan Documents constitute the entire understanding between the parties hereto in respect of the terms of this Note by the Holder and by the Company, superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with the Company or any of its officers, employees or agents.

{Signature Page to Follow}

IN WITNESS WHEREOF, the Borrower has executed this Promissory Note as of the date first set forth above.

Borrower:

LOCATION BASED TECHNOLOGIES, INC.

By:
David M. Morse
CEO

Date:

Lender:

Bridge Loans, LLC

By:
Alfred G. Allen, III, Manager

Date:      November ____, 2012

Exhibit A

Notice of Conversion

The undersigned herby elects to convert $                          of the principal and all of the accrued interest on the principal of the Promissory Note issued by Location Based Technologies, Inc., on                                  , 201_ being converted into shares of Common Stock of Location Based Technologies, Inc. according to the conditions set forth in such Note, as the date written below.

Date of Conversion:

Conversion Price: $

Shares To Be Delivered:

Bridge Loans, LLC

Signature:

Printed Name: Alfred G. Allen, III, Manager (the “Holder”)

Name on the Certificate (if different from above): Bridge Loans, LLC

Mailing Address:                  P. O. Box 930

Graham, TX 76450